Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Hanover Bancorp, Inc. of our report dated December 21, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Hanover Bancorp, Inc. for the year ended September 30, 2023, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey

January 24, 2024